EXHIBIT 10.1

October 18, 2013

Mr. Kenneth Hill, Chief Executive Officer

Victory Energy Corporation

3355 Bee Caves Road

Austin, Texas 78746

Dear Kenny,

Please accept this letter as my resignation from the board of directors of Victory Energy Corporation, effective immediately. My resignation is not a result of a disagreement with the company but rather I have decided to pursue other business interests and wish the board and shareholders well as you continue to move the Company forward.

Sincerely,

/s/ Robert J. Miranda
Robert J. Miranda, CPA
2801 West Coast Highway, Suite 370
Newport Beach, California 92663